UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia		30091-5625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23.1 Consent of Amper, Politziner & Mattia, LLP

Explanatory Note

As previously reported in the Current Report on Form 8-K of Immucor, Inc. (the “Company”) filed on August 8, 2008 (the “Initial Filing”), on March 11, 2008, Immucor, Inc. (the “Company”) signed an Agreement and Plan of Merger (the “Merger Agreement”) with BioArray Solutions Ltd. (“BioArray”), a privately held company based in Warren, NJ. The Company completed the acquisition of BioArray on August 4, 2008. Pursuant to the Merger Agreement, the Company acquired 100% of the outstanding common stock of BioArray for an aggregate purchase price of $115.3 million, including approximately $2.5 million of acquisition-related transaction costs. The purchase consideration was paid in cash.

This Amendment No. 1 amends the Initial Filing to include the historical financial statements of BioArray and the pro forma financial information required by Item 9.01 of Form 8-K.  No other disclosure contained in the Initial Filing is amended hereby.

Certain statements that the Company may make from time to time, including all statements contained in this report that are not statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbor provisions set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words such as “plans,” “expects,” “believes,” “anticipates,” “estimates,” “projects,” “will,” “should” and other words of similar meaning used in conjunction with, among other things, discussions of future operations, financial performance, product development and new product launches, FDA and other regulatory applications and approvals, market position and expenditures. Investors are cautioned not to place undue reliance on any forward-looking statements. The Company cautions that historical results should not be relied upon as indications of future performance. The Company assumes no obligation to update any forward-looking statements. Additional information concerning these and other factors which could cause differences between forward-looking statements and future actual results is discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended May 31, 2008, as filed on July 24, 2008, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2008, as filed on October 2, 2008.

Item 9.01. Financial Statements and Exhibits.

(a)       Financial Statements of BioArray Solutions, Ltd.:

INDEPENDENT AUDITOR’S REPORT

FINANCIAL STATEMENTS:

Balance Sheets as of June 30, 2008 (Unaudited) and December 31, 2007

Statements of Operations for the six months ended June 30, 2008 and June 30, 2007 (Unaudited) and for the year ended December 31, 2007

Statements of Stockholders’ Equity (Deficit) for the six months ended June 30, 2008 (Unaudited) and for the year ended December 31, 2007

Statements of Cash Flows for the six months ended June 30, 2008 and June 30, 2007 (Unaudited) and for the year ended December 31, 2007

Notes to Financial Statements June 30, 2008 and 2007 (Unaudited) and December 31, 2007

(b)       Unaudited Pro Forma Combined Condensed Consolidated Financial Statements:

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of May 31, 2008

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income for the year ended May 31, 2008

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

(d)	Exhibits.

	Exhibit No.	Description

	23.1	Consent of Amper, Politziner & Mattia, LLP

To the Board of Directors

BioArray Solutions, Ltd.

We have audited the accompanying balance sheet of BioArray Solutions, Ltd. (the “Company”) as of December 31, 2007 and the related statements of operations, stockholders’ equity, comprehensive loss, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioArray Solutions, Ltd. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming BioArray Solution, Ltd. will continue as a going concern.  As more fully described in Note 1, the Company has recurring net losses, and is in the process of seeking additional capital. The company has entered into a plan of merger with a public company—See note 12.  The Company has not secured sufficient capital to fund its operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Amper, Politziner & Mattia, P.C.

AMPER, POLITZINER & MATTIA, P.C.

July 29, 2008

Edison, New Jersey

BIOARRAY SOLUTIONS, LTD.

BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2008	2007
	(Unaudited)
Current Assets
Cash and cash equivalents	$7,322,727	$13,747,947
Short-term investments	255,912	242,778
Accounts receivable, net of allowance for doubtful accounts of $15,000 in 2008 and 2007	286,588	239,980
Inventory	731,504	872,109
Prepaid expenses and other current assets	6,000	3,780
	8,602,731	15,106,594

Property and equipment, net	1,716,642	1,679,049

Intellectual property, net of accumulated amortization	147,617	171,921

Security deposits	84,450	84,450

	$10,551,440	$17,042,014

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Cash Overdraft	$-	$-
Accrued expenses	619,373	901,206
Accounts payable	126,482	133,429

Total Current Liabilities	745,855	1,034,635

Commitments and contingencies

Stockholders’ Equity
Series A convertible preferred stock, $.01 par value, 12,000,000 shares authorized, 4,055,558 shares issued and outstanding; liquidation preference $2.25 per share.	9,125,000	9,125,000

Series B convertible preferred stock, $.01 par value, 4,400,000 shares authorized, issued and outstanding; liquidation preference $0.50 per share.	2,155,033	2,155,033

Series C convertible preferred stock, $.01 par value, 48,000,000 shares authorized, 22,940,000 shares issued and outstanding; liquidation preference $0.50 per share.	10,871,918	10,871,918

Series D convertible preferred stock, $.01 par value, 24,500,000 shares authorized, 21,680,754 shares issued and outstanding; liquidation preference $0.50 per share.	10,495,951	10,495,951

Series E convertible preferred stock, $.01 par value, 52,000,000 shares authorized, 51,269,167 shares issued and outstanding; liquidation preference $0.50 per share.	24,758,617	24,758,617

Common stock, $.01 par value, 200,000,000 shares authorized 34,642,655 and 34,594,145 shares issued, 34,603,905 and 34,555,395 outstanding at June 30, 2008 and December 31, 2007, respectively	345,999	345,514
Additional paid-in-capital	8,469,037	8,318,910
Note receivable - officer	(473,509)	(473,509)
Accumulated other comprehensive loss - unrealized loss on available for sale securities	(40,420)	(36,420)
Accumulated deficit	(55,901,653)	(49,553,247)
Treasury stock, 38,750 common shares, at cost	(388)	(388)

Total Stockholders’ Equity	9,805,585	16,007,378

	$10,551,440	$17,042,014

See Notes to Financial Statements

BIOARRAY SOLUTIONS, LTD.

STATEMENTS OF OPERATIONS

	Six Months	Six Months	Year ended
	Ended June 30,	Ended June 30,	December 31,
	2008	2007	2007
	(Unaudited)	(Unaudited)
Net revenues	$1,175,658	$490,923	$1,219,803

Cost of Sales
Cost of goods sold	386,201	162,916	425,132
Production costs	273,814	201,710	458,420
Depreciation of AIS instruments	140,097	66,314	170,834
Total Cost of sales	800,112	430,941	1,054,386

Gross profit	375,546	59,982	165,417

Costs and expenses
Research and development	1,882,354	1,608,475	3,467,062
Sales and marketing	1,257,968	1,543,990	3,070,565
General and administrative	2,902,532	1,696,454	3,662,758
Non-cash compensation expense	221,456	226,577	1,087,899
Intellectual property costs	436,894	389,147	794,053
Depreciation and amortization	219,887	261,175	540,736

Total Costs and Expenses	6,921,091	5,725,817	12,623,073

Loss From Operations	(6,545,545)	(5,665,836)	(12,457,656)

Other income (expense)
Investment income	197,139	13,349	233,349
Interest expense	-	-	(732)
	197,139	13,349	232,617

Loss before income tax benefit	(6,348,406)	(5,652,486)	(12,225,039)

Income tax benefit - sale of New Jersey net operating losses	-	-	467,521

Net loss	(6,348,406)	(5,652,486)	(11,757,518)

Deemed dividend to Series E preferred stockholders - issuance of warrants	-	-	136,095

Net loss available to common stockholders	$(6,348,406)	$(5,652,486)	$(11,893,613)

See Notes to Financial Statements

BIOARRAY SOLUTIONS, LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2007 and the six months ended June 30, 2008 (unaudited)

	Series A		Series B		Series C		Series D		Series E						Accumulated
	Convertible		Convertible		Convertible		Convertible		Convertible				Additional	Note	Other		Treasury	Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Receivable	Comprehensive	Accumulated	Stock	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Officer	Loss	Deficit	(at Cost)	Equity

Balance December 31, 2006	4,055,558	9,125,000	4,400,000	2,155,033	22,940,000	10,871,918	21,680,754	10,495,951	-	-	32,474,542	324,318	7,283,319	-	(150,518)	(37,795,729)	(388)	2,308,904

Stock options exercised, net of note receivable - officer											2,119,603	21,196	281,020	(473,509)				(171,293)

Compensation expense related to employee options													725,662					725,662

Compensation expense related to consultant options
and warrants													28,909					28,909

Issuance of Series E preferred stock pursuant to employment agreements									346,658	173,329								173,329

Issuance of Series E preferred stock to consultant for services and stock placement agency fee									515,000	120,000								120,000

Issuance of Series E preferred stock to investors, net of direct costs of approx $738,000									50,407,507	24,465,288								24,465,288

Unrealized gain on available for sale securities															114,098			114,098

Net Loss - year ended December 31, 2007																(11,757,518)		(11,757,518)

Balance December 31, 2007	4,055,558	9,125,000	4,400,000	2,155,033	22,940,000	10,871,918	21,680,754	10,495,951	51,269,165	24,758,617	34,594,145	345,514	8,318,910	(473,509)	(36,420)	(49,553,247)	(388)	16,007,379

Stock options exercised											48,510	485	8,673					9,158

Compensation expense related to employee options													132,304					132,304

Compensation expense related to consultant options and warrants													9,150					9,150

Unrealized loss on available for sale securities															(4,000)			(4,000)

Net loss - six months ended June 30, 2008																(6,348,406)		(6,348,406)

Balance June 30, 2008 (unaudited)	4,055,558	$9,125,000	4,400,000	$2,155,033	22,940,000	$10,871,918	21,680,754	$10,495,951	51,269,165	$24,758,617	34,642,655	$345,999	$8,469,037	$(473,509)	$(40,420)	$(55,901,653)	$(388)	$9,805,585

See Notes to Financial Statements

BIOARRAY SOLUTIONS, LTD.

STATEMENTS OF COMPREHENSIVE LOSS

	Six months	Six months	Year ended
	ended June 30,	ended June 30,	December 31,
	2008	2007	2007
	(unaudited)	(unaudited)

Net Loss	$(6,348,406)	$(5,652,486)	$(11,757,518)

Other comprehensive Income (Loss) Unrealized gain (loss) on securities available for sale	(4,000)	-	114,098

Comprehensive loss	$(6,352,406)	$(5,652,486)	$(11,643,420)

See Notes to Financial Statements

BIOARRAY SOLUTIONS, LTD.

STATEMENTS OF CASH FLOWS

	Six months ended	Six months ended	Year ended
	June 30,	June 30,	December 31,
	2008	2007	2007
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net loss	$(6,348,406)	$(5,652,486)	$(11,757,518)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	335,680	315,701	669,904
Amortization of patent	24,304	6,947	41,666
Recovery of bad debts	-	-	(25,794)
Non-cash expense related to employees’ stock options and deferred compensation	132,304	41,528	765,661
Non-cash stock based compensation expense related to shares issued to consultants	9,150	19,683	148,909
Non-cash compensation expense for Series E preferred stock issued to employees or accrued	80,000	80,000	173,329
Changes in operating assets and liabilities:
Accounts receivable	(46,608)	(95,510)	(125,535)
Inventory	140,605	(110,146)	(375,739)
Prepaid expenses	(2,220)	116,988	119,438
Security deposits	-	-	(4,692)
Accounts payable	(6,947)	(294,020)	(350,807)
Accrued expenses	(361,833)	273,891	528,275
Total adjustments	304,435	355,061	1,564,615

Net cash used in operating activities	(6,043,971)	(5,297,425)	(10,192,903)

Cash Flows from Investing Activities
Purchases of property and equipment	(373,273)	(599,497)	(953,024)
Proceeds from (purchases of) short-term investments	(17,134)	397,562	455,766

Net cash (used in) provided by investing activities	(390,407)	(201,935)	(497,258)

Cash Flows from Financing Activities
Proceeds from issuance of Series E convertible preferred stock, net	-	19,646,075	24,465,288
Cash overdraft	-	(243,349)	(243,349)
Proceeds from exercise of stock options	9,158	4,518	10,479

Net cash provided by financing activities	9,158	19,407,244	24,232,418

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,425,220)	13,907,884	13,542,257

Cash and cash equivalents at beginning of period	13,747,947	205,690	205,690

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,322,727	$14,113,574	$13,747,947

Supplemental information
Cash paid during the period for:
Income taxes	$600	-	$1,000

Noncash Activites
Issuance of promissory note to officers for exercise of stock options and payment of related payroll taxes	$-	-	$473,509

See Notes to Financial Statements

Notes to Financial Statements

(amounts and descriptions with respect to June 30, 2008 and the six months ended June 30, 2008 and 2007 are unaudited)

1.     ORGANIZATION AND DESCRIPTION OF BUSINESS

Business Description

BioArray Solutions (“BAS” or the “Company”) is a molecular diagnostics company delivering proprietary BeadChip™ kits (“kits”) for the concurrent analysis of multiple genes or proteins on an integrated platform to attain new levels of flexibility, speed, convenience and clinical utility across a wide spectrum of applications in molecular medicine. In mid-2006, the Company introduced the first of its BeadChip product to the immunohematology market for the determination of compatibility between recipients and donors of blood transfusions and has since installed its delivery system in leading blood banks and medical centers around the United States.

BioArray Solutions, LLC was formed and began operations on September 24, 1996, and, on February 23, 2001, was converted into BioArray Solutions Ltd., a Delaware C Corporation. In May 2007, the Company obtained ISO 13485 certification. In June 2005, the Company received clearance from the FDA of its 510(k) filing for its ENA IgG Bead Chip test System used for the simultaneous detection of six antibodies to different extractable nuclear antigens (“ENA”).

Interim Financial Statements

The accompanying balance sheet as of June 30, 2008 and the related statements of operations and comprehensive loss, stockholder’s equity, and cash flows for the six months ended June 30, 2008 and 2007 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position as of June 30, 2008, results of operations and comprehensive loss, stockholder’s equity, and cash flows for the six months ended June 30, 2008 and 2007. The financial data and other information disclosed in these notes to the financial statements related to these periods are unaudited. The results for the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for the year ending December 31, 2008.

Liquidity

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the continuation of operations, realization of assets, and liquidation of liabilities in the ordinary course of business.

As of December 31, 2007, the Company has generated an accumulated deficit of approximately $50,000,000 ($56,000,000 at June 30, 2008). Revenues have not yet been sufficient to cover the costs of operating the business. Management intends to fund future operations through additional equity offerings and future sales of its product. There can be no assurance that the Company will be successful in obtaining financing at the level needed for long-term operations or on terms acceptable to the Company, or that the Company will achieve profitability or positive cash flow. The Company entered into a merger agreement to be acquired a public company (See note 11), however there can be no assurance of successful consummation. If this transaction is not successful, the Company would be required to raise additional capital. These issues give rise to substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from this uncertainty.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company provides to its customers an incubator to process BeadChip kits and an Array Imaging System (“AIS”) to read test results. The AIS and incubator remain the property of the Company, and is depreciated over a three-year period. The Company does not generally charge its customers for the AIS instrument, however, if the customer does not purchase certain “minimum requirements” of kits, then a monthly AIS instrument rental fee is charged. Revenues from such rentals have not been significant to date. Revenues from kit sales are recognized upon shipment or when title passes.

Revenues related to research and development agreements, as specified in each respective agreement, are recorded at the time the related service is performed, and were not significant for the year ended December 31, 2007.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Short-term Investments

Investments in marketable securities are carried at fair value, based on quoted market prices. Realized gains or losses on investments sold or redeemed, together with investment income are included in the accompanying statements of operations. Unrealized appreciation or depreciation has been reported in other comprehensive income as these are considered “available for sale” securities under Statement of Financial Accounting Standards No. 115 “Accounting for Investments”. As of June 30, 2008 and December 31, 2007, short-term investments consist of a short-term bond mutual fund with a fair value of $255,912 and $242,778 and a cost basis of $296,332 and $279,198, respectively.

Inventory

Inventory consists of raw materials and finished goods and is stated at the lower of cost (first-in, first out) or market value.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation. Depreciation on equipment and furniture and fixtures is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated using the straight-line method over the lesser of the useful life of the assets or the lease term.

The estimated service lives of the Company’s fixed assets are as follows:

Equipment	3-5 years
AIS Instruments	3 years
Furniture and fixtures	5-7 years
Leasehold improvements	3 years

Intellectual Property

The cost of the patent acquired is being amortized on the straight-line method over the 15 year estimated remaining life of the issued patent.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), the Company identifies and records impairment losses, as circumstances dictate, on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such impairments have been identified with respect to the Company’s long-lived assets, which consist primarily of property and equipment and intellectual property.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and changes in estimates resulting from changes in circumstances underlying the assumptions used in making estimates could significantly impact the financial statements.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short-term nature.

Stock-Based Compensation

The Company accounts for its stock based awards issued to employees and directors in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”) which requires that compensation cost relating to share-based payment transactions with employees be recognized as an expense in the financial statements, and that measurements of that cost be based on the estimated fair value of the equity or liability instrument issued. The expense is recognized on a straight-line basis over the requisite service period.

The Company accounted for options and warrants granted to non-employees under FAS 123 and Emerging Issues Task Force Consensus No. 96-18, Accounting for Equity Investments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”). The resulting stock-based compensation expense was recorded over the service period in which the non-employee provides services to the Company.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance against deferred tax assets is provided if there is uncertainty as to the ability to realize such assets.

Research and Development Expenses

Research and development expenses consist of costs incurred for company sponsored and contracted research and development activities. The costs include salaries and research related overhead expenses. The Company’s research and development expenses are charged to operations in the period incurred.

Concentrations of Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents in financial institutions. Balances in cash accounts may exceed the depository insurance coverage limit from time to time.

3.     INVENTORIES

Inventories, consisting of material, labor, and overhead, are stated at the lower of cost (first-in, first-out) or market and consist of the following at June 30, 2008 and December 31, 2007:

	2008	2007

Raw materials	$676,389	$715,729
Finished goods	55,115	156,380
	$731,504	$872,109

4.     PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30, 2008 and December 31, 2007:

	2008	2007

Office and lab equipment	$2,441,229	$2,227,378
AIS equipment	1,322,357	1,166,160
Furniture and fixtures	130,746	130,746
Leasehold improvements	149,560	146,335
	4,043,892	3,670,619
Less accumulated depreciation and
amortization	(2,327,250)	(1,991,570)
	$1,716,642	$1,679,049

Depreciation and amortization expense was approximately $336,000 and $137,000 for the six months ended June 30, 2008 and 2007 and $670,000 for the year ended December 31, 2007, respectively.

5.     INTELLECTUAL PROPERTY

The Company’s intellectual property consists principally of a patent, which was developed by and purchased from one of its officers. The patent was acquired in 1996 in exchange for membership units in the Company’s initial capitalization and a note payable to the officer. The patent is for the Company’s core technology, Light-controlled Electro kinetic Assembly of Particles near Surfaces (“LEAPS”), which is a method and apparatus to enable a computer controlled assembly of beads and cells into planar arrays within a miniaturized, enclosed fluid compartment on the surface of a semiconductor wafer.

The patent was recorded at $625,000, which represented the then fair value of the equity issued and cash payments made. Accumulated amortization at June 30, 2008 and December 31, 2007 was $482,640 and $458,336, respectively. Amortization expense was $41,667 for the year ended December 31, 2007, and is expected to continue at such annual amortization level through the year ended December 31, 2011. Amortization expense was approximately $24,000 and $21,000 for the six months ended June 30, 2008 and 2007.

6.     CAPITAL STOCK

Preferred Stock

The Company’s certificate of incorporation, as amended on November 6, 2006, authorized the issuance of up to 200,000,000 shares of common stock and up to 150,000,000 shares of Preferred Stock, par value $0.01 per share, of which 12,000,000 shares have been designated as Series A Convertible preferred Stock, 4,400,000 shares have been designated as Series B Convertible Preferred Stock, 48,000,000 shares have been designated as Series C Convertible Preferred Stock, 24,500,000 shares have been designated as Series D convertible preferred stock and 52,000,000 have been designated as Series E convertible preferred stock.

The following major capital stock transactions occurred from January 1, 2006 to June 30, 2008.

On November 6, 2006, the Company issued 3,656,754 shares of Series D Preferred Stock upon the conversion of promissory notes with a face amount including interest of $1,828,376, or $ 0.50 per share.

During 2007, the Company issued 50,407,507 shares of Series E preferred stock for $25,203,754 or $0.50 per share, of gross proceeds. In connection with this issuance, certain “early subscribers” received warrants to purchase 5,333,806 shares of common stock at an exercise price of $0.50 per share. The estimated fair value of the warrants ($136,095) is considered a “deemed dividend” and included in net loss available to common shareholders on the statement of operations.

Pursuant to the employment agreements with senior management, the Company, during 2007, also issued 346,648 shares of Series E preferred stock pursuant to an employment agreement (see note 10), issued 240,000 shares of Series E preferred stock to a consultant (which resulted in an expense recognition of $120,000) and issued 275,000 shares of Series E preferred stock to stock placement agent (for a $137,500 value, which was considered a cost of the capital raise). Subsequently in July 2008, the Company issued shares of Series E preferred stock that had earned and accrued through June 30, 2008 by such employees. Through June 30, 2008, a total of 586,667 shares of Series E preferred stock were earned for a total value of $293,334 under these agreements.

The material terms, rights and preferences of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are the same except as specifically noted in the summary discussion below. Where no difference exists, the five series are referred to collectively below as Preferred Stock. The Preferred Stock is subject to the following material rights, preferences and privileges.

Voting

Holders of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock is convertible and generally vote together as a single class with the holders of Common Stock. Holders of Preferred Stock also have class voting rights for certain charter amendments, redemptions, repurchases and dividend declaration or payment matters.

Holders of Preferred Stock also have class voting rights for certain authorizations or issuances of convertible or exchangeable debt or equity securities, certain authorizations or issuances of securities by a subsidiary of the Company, certain business combinations, any increase in the authorized number of shares of the Preferred Stock and with respect to the election of directors.

The class vote with respect to each series of Preferred Stock will terminate if the number of shares of such series outstanding is less than 25% of the number of shares outstanding following the first offering of such series (or, with respect to the Series C Preferred Stock only, if less than the 25% threshold, 5,000,000 shares).

Dividends

Holders of Preferred Stock are entitled to receive dividends as determined by the Board of Directors of the Company. If dividends are paid to holders of Common Stock, holders of Preferred Stock will be entitled to participate in such dividends on a pro-rata basis, as if the shares of Preferred Stock were converted to shares of Common Stock. No dividends are to be paid on the common stock or other series of preferred stock until all accrued or declared and unpaid dividends on the Series D preferred stock is paid in full.

As of June 30, 2008 and December 31, 2007, no dividends have been declared on any class of stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, no distribution will be made to holders of capital stock of the Company ranking junior to the Preferred Stock unless the holders of Preferred Stock have received an amount per share equal to their liquidation preference (which is $2.25 in the case of the Series A Preferred Stock, and $0.50 per share in the case of the Series B, C, D and E Preferred Stock) plus any accrued or declared and unpaid dividends. Holder of Preferred Stock will be entitled to receive on a pari passu basis with any other series of stock in parity with the Preferred Stock distributions out of the assets legally available for such distributions.

If the Company effects certain business combinations, no payment or distribution may be made in connection with the business combination to holders of any class or series of capital stock of the Company ranking junior to the Series C, D and E Preferred Stock, respectively, unless holders of Series C, D and/or E Preferred Stock first receive an amount per share equal to the liquidation preference of their respective Series C, D and/or E Preferred Stock. However, any holder of Series C, D or E Preferred Stock will have the right in any business combination to give effect to the respective conversion rights of the Series C, D or E Preferred Stock instead of the provisions of the preceding sentence. The distributions then follow similar rules for each successive class of stock ranging from most senior (Series E Preferred Stock) to most junior (Common Stock).

Conversion

The Preferred Stock is convertible at any time into Common Stock at the option of the stockholder on a one-for-one basis. The Series C, D and E are subject to customary anti-dilution adjustments. Conversion is automatic concurrent with a firm underwritten public offering of not less than $15,000,000 with a per share price of not less than $3.00 per share. With respect to each series of Preferred Stock individually, the Preferred Stock will also automatically convert upon the vote of holders of at least two thirds of the then outstanding shares of the respective series of Preferred Stock.

Preemption

Holders of Preferred Stock are entitled to certain pro-rata preemptive rights to acquire additional shares in order to maintain their ownership percentages, subject to certain exceptions. Preemptive rights will not apply to shares issued to employees, officers or directors of the Company (subject to a grant limitation of 10% of the outstanding capital stock of the Company), shares issued in connection with a merger or acquisition, shares issued in or following the Company’s initial public offering or in other certain customary circumstances.

Other Rights

Holders of Preferred Stock are entitled to certain rights including registration rights for the common Stock issuable upon conversion of the Preferred Stock and certain information rights.

Common Stock

Holders of Common Stock are entitled to one vote for each share held, and to receive dividends if and when declared by the Board of Directors.

As of June 30, 2008 and December 31, 2007, the Company had the following fully diluted common stock, as if converted, on such dates:

	2008	2007

Exercise of common stock options	14,029,694	11,924,711
Exercise of stock warrants	6,395,306	6,365,306
Conversion of Series A Preferred Stock	4,055,558	4,055,558
Conversion of Series B Preferred Stock	4,400,000	4,400,000
Conversion of Series C Preferred Stock	22,940,000	22,940,000
Conversion of Series D Preferred Stock	21,680,754	21,680,754
Issued and accrued Series E Preferred Stock under terms of employment agreements	586,667	346,658
Issuance of Series E Preferred Stock To consultant	515,000	515,000
Issuance of Series E Preferred Stock To investors	50,407,507	50,407,507
	125,010,486	122,635,494

7.     STOCK OPTION AND WARRANTS

        Stock Options

The Board of Directors adopted the Company’s Stock Option Plan (the “Plan”) in 2001. The plan was amended to increase the reserved shares to 16,000,000 shares of common stock for issuance. This amount can be increased each time there are issuance of securities convertible into common stock, so that 10% of the “as if converted” common shares can be reserved for issuance under the stock option plan. Options can be granted to officers, directors, employees and consultants. Incentive stock options issued to officers, directors or employees and non-qualified stock options issued to consultants must have exercise prices that are not less than 100% of the fair market value of the Company’s common stock on the date of grant. Options may be exercised as determined by the Board of Directors, with a maximum term of ten years, most options vest over a four-year period. The Plan will terminate in 2011.

A summary of the plan as of December 31, 2007 and June 30, 2008, and changes during the years and period then ended are presented below:

	Options Outstanding
		Weighted Average
	Number of Shares	Exercise Price

Oustanding as of January 1, 2007	7,633,063

Granted	7,140,492	$0.18
Forfeited	(596,595)	$0.06
Exercises	(2,252,249)	$0.17

Oustanding as of December 31, 2007	11,924,711

Granted or corrected	2,262,721	$0.16
Forfeited	(109,228)	$0.09
Exercises	(48,510)	$0.18

Oustanding as of June 30, 2008	14,029,694

Exercisable at
June 30, 2008	9,859,282	$0.18
December 31, 2007	8,558,455	$0.16

The following summarizes the major stock option transactions during 2007 and the six months ended June 30, 2008:

In 2007, the Company granted 267,500 options to various employees and Board members at an exercise price of $.05 per share.

In 2007, the Company granted 163,988 options to various employees and Board members at an exercise price of $0.10 per share.

During 2007, the Company granted 6,709,004 options to various employees and Board members at an exercise price of $0.19.

During the six months ended June 30, 2008, the Company granted 1,743,012 options to various employees and Board members, and 100,000 options to consultants, at an exercise price of $.19.

For the years ended December 31, 2007, the Company recognized approximately $726,000 related to stock options granted to employees, respectively. For the six months ended June 30, 2008 and 2007, the Company recognized approximately $132,000 and $27,000 related to stock options granted to employees. For the year end December 31, 2007 and the six months ended June 30, 2008 and 2007, the Company recognized expense of approximately $160,000, $80,000 and $80,000, respectively, related for shares to be issued to officers under employment agreements. As of June 30, 2008, the Company has approximately $711,000 in stock based compensation costs to be recognized through December 2011.

The Company used the following weighted average assumptions in calculating the fair value of stock options and warrants during the year ended December 31, 2007 and the six months ended June 30, 2008:

	2008	2007
Expected volatility	60%	60%
Risk-free interest rate	2.78%	4.35%
Expected dividends	0%	0%
Expected life of options	4 years	4 years
Weighted average fair value of options granted	$0.28	$0.10

Expected volatility was calculated using the historical volatility of the appropriate industry sector index. The expected term of the options is estimated based on the Company’s historical exercise rate and forfeiture rates are estimated based on employment termination experience. The risk free interest rate is based on U.S. Treasury yields for securities in effect at the time of grants with terms approximating the term of the grants. The Company determined the fair value of the underlying common stock based upon an independent appraisal. The assumptions used in the Black-Scholes option valuation model are highly subjective, and can materially affect the resulting valuation.

Stock options outstanding at December 31, 2007 are summarized as follows:

		Average
		Remaining	Weighted Number
	Number of	Contractual Live	of Options
Exercise Prices	Options	(Years)	Exercisable
$0.05	292,250	3.2	140,000
$0.10	6,389,619	2.3	3,252,488
$0.19	4,977,842	3.6	4,977,842
$0.25	265,000	2.0	188,125
	11,924,711		8,558,455

Stock options outstanding at June 30, 2008 are summarized as follows:

		Average
		Remaining	Weighted Number
	Number of	Contractual Live	of Options
Exercise Prices	Options	(Years)	Exercisable
$0.05	612,500	2.5	210,000
$0.10	6,336,340	1.6	4,128,500
$0.19	6,820,854	2.9	5,295,719
$0.25	260,000	1.3	225,063
	14,029,694		9,859,282

At December 31, 2007, two officers exercised non-qualified stock options under disqualified dispositions of incentive stock options, under which the officers issued promissory notes approximating $473,000 payable to the Company - representing the exercise price and income taxes resulting from the transaction. The notes are due December 31, 2008 and bear interest at 3.88% per annum. The notes are collateralized by the underlying stock in the Company. The cost of exercise portion of the notes plus the related employee payroll taxes is reflected as a component of stockholders equity.

Warrants

Summaries of changes to the number of warrants issued are presented below:

	Warrants Outstanding
	Number of Shares	Exercise Price

Warrants outstanding - January 1, 2007	2,061,500	$2.45

Granted as subscriber bonus to Series E Preferred	5,258,806	$0.50
Granted to consultants	75,000	$0.05
Expirations	(1,000,000)	$5.00
Exercises	-	$-

Warrants outstanding - December 31, 2007 and June 30, 2008	6,395,306

All such warrants are fully exercisable.

The 1,000,000 $5.00 warrants outstanding at December 31, 2005 were set to originally expired in March 2006, but were extended until March 2007. In May 2006 the expiration date of 1,000,000 $0.05 warrants outstanding at December 31, 2005 was extended to March 2010. The extension of the warrants did not result in a significant additional charge. The Company did not further extend the $5.00 warrants passed the expiration date of March 2007, and therefore these warrants expired unexercised. The remaining warrants issued during 2005 expire during 2010.

The warrants issued during 2007 to the holders of the Series E preferred stock, as a subscriber bonus (see note 6) expire 2012. The Company recognized approximately $136,000 of costs for such warrants during 2007, recorded as a deemed dividend which was classified in net loss available for common shareholders in the accompanying statements of operations. The warrants issued during 2007 to consultants resulted in the recognition of expense of approximately $5,300. The Company valued these instruments using the Black-Scholes model and assumptions described above

8.     EMPLOYEE BENEFIT PLAN

Company employees who have completed one month of service and have attained age 21 are eligible to participate in the Company’s 401(k) plan. The plan is a defined contribution plan, enabling eligible employees to make tax-deferred contributions of a portion of annual salaries toward retirement savings. The Company contributes an amount equal to 3% of the participant’s eligible salary. The Company made contributions to the plan of approximately $125,000 during 2007 and $68,000 and $62,500 for the six months ended June 30, 2008 and 2007.

9.     INCOME TAXES

Due to the Company’s losses, there is no provision for income taxes for the years ended December 31, 2007 and for the six months ended June 30, 2008 and 2007.

Deferred tax assets and liabilities principally arise from net operating losses. The Company has recognized a full valuation allowance against its deferred tax assets because it is more likely than not that sufficient taxable income will not be generated during the carryforward period under the tax law to utilize the deferred tax assets. A valuation allowance of approximately $19,000,000 was recorded against deferred tax assets at December 31, 2007. The increases in the valuation allowance amounted to approximately $3,700,000 in 2007.

At December 31, 2007, the Company had available approximately $49,900,000 of federal net operating loss carryforwards, which expire in 2026 and state net operating loss carryforwards of approximately $42,000,000 which will expire in 2013. If the Company undergoes a change of ownership, the utilization of the Company’s net operating loss carryforwards may be materially constrained pursuant to Internal Revenue Code Section 382. The 2007 issuance of Series E Preferred Stock caused a Section 382 ownership change, which will cause a limitation in the annual utilization of net operating losses.

The State of New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or net loss carryforwards, in order to obtain tax benefits. In December 2007, the Company received cash of approximately $468,000 from the sale of approximately $5,800,000 of its New Jersey net operating loss carryforwards, respectively. There is no certainty as to whether this program will continue.

The Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The interpretation is effective for fiscal years beginning after December 15, 2007. The effect of the implementation of this standard will have an immaterial impact on the Company’s financial position and results of operations in 2008.

10.   COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office and plant facilities under operating leases expiring at various dates through 2008. One of these leases provides for two five-year renewal options. Future minimum rental payments required under operating leases as of December 31, 2007 are approximately $422,000, exclusive of common area maintenance and real estate charges.

Rent expense charged to operations for the years ended December 31, 2007 was approximately $443,000, and approximately $258,000 and $240,000, respectively for the six months ended June 30, 2008 and 2007.

Employment agreements

In September 2006, the Company entered into employment agreements with two officers of the Company. The agreement provides a base salary, bonus, severance and other customary provisions. The agreements also provide for an additional compensation element in the form of the most recent round of capital raised, earned monthly. At December 31, 2006, the Company accrued $53,332 for amounts due under these agreements. At December 31, 2007, the Company has issued 346,658 of Series E preferred shares representing $173,329 of compensation earned by two executives and has accrued approximately $40,000 at December 31, 2007, which would be issuable as 80,000 shares of Series E preferred stock. For the six months ended June 30, 2008, the Company accrued an additional $80,000 under these agreements, which resulted in the issuance of an additional 160,000 shares of Series E preferred stock in July 2008. Through June 30, 2008, a total of 586,667 shares of Series E preferred stock was earned under these agreements. These agreements also provided for the issuance of additional stock options at the conclusion of the Series E preferred stock round in order to maintain fully diluted ownership percentages, which resulted in the grant of approximately 6.7 million shares at a strike price of $19 per share (See Note 7). The employment agreements expire on October 31, 2009.

Litigation

On May 28, 2008, Oxford Gene Technology IP Ltd. (“OGT”) filed a Complaint for patent infringement of three US Patents (Nos. 6,307,039; 6,770,751; 7,192,707) against BioArray Solutions Ltd., in the United States District Court for the District of Delaware. BioArray Solutions filed its Answer, denying infringement and alleging the three patents owned by OGT are invalid, on July 21, 2008. There is no other material litigation pending to which the Company is a party or to which any of its property is subject. The Company is involved from time to time as a plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome or pending proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with respective counsel representing the Company in such proceedings, that the resolution of these proceedings should not have a material effect on the Company’s financial position, liquidity, or results of operation.

11.   SUBSEQUENT EVENTS

On August 4, 2008, Immucor, Inc., a public company, acquired the Company for approximately $120,000,000 less certain purchase price adjustments. At the effective time of the merger, each share of Company stock was converted into the right to receive $0.73 per share of cash consideration. Options, warrants and other rights to acquire shares of BioArray capital stock issued and outstanding immediately prior to the Merger were converted into the right to receive an amount equal to $0.73, less the exercise price per share, for each share of Company capital stock underlying such options. Additionally, immediately prior to the merger, the Company distributed to holders of Company stock and options an aggregate of 81% of the membership interests of BCT Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of BioArray (“BCT”), and Immucor, Inc., through its ownership of the Company, will own the remaining 19% of BCT.

IMMUCOR, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed balance sheet as of May 31, 2008, and the unaudited pro forma combined condensed statement of operations for the year ended May 31, 2008 are based on the historical financial statements of Immucor, Inc. (“Immucor” or the “Company”) and BioArray Solutions, Ltd. (“BioArray”) after giving effect to the merger as a purchase of BioArray by Immucor using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed balance sheet as of May 31, 2008 is presented to give effect to the proposed merger as if it occurred on May 31, 2008 and, due to different fiscal period ends, combines the historical balance sheet of Immucor at May 31, 2008 and the historical balance sheet of BioArray at June 30, 2008. The unaudited pro forma combined condensed statements of income of Immucor and BioArray for the year ended May 31, 2008 are presented as if the combination had taken place on June 1, 2007 and, due to different fiscal period ends, combines the historical results of Immucor for the year ended May 31, 2008 with the historical results of BioArray for the year ended June 30, 2008, respectively.

The unaudited pro forma combined condensed financial statements are based on the historical financial statements of Immucor and BioArray and have been prepared using the purchase method of accounting. Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of BioArray acquired in connection with the merger, based on their fair values as of the completion of the merger. Independent valuation specialists conducted an independent valuation in order to assist management of Immucor in determining the fair values of a significant portion of these assets and has been considered in management’s estimates of the fair values reflected in these unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Immucor that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Immucor.

Immucor, Inc.

Unaudited Pro Forma Combined Condensed

Balance Sheets - As of May 31, 2008

(in thousands)	5/31/08	6/30/08
	Immucor	BioArray		Pro-Forma		Immucor
	Historical	Historical	Combined	Adjustments		Pro Forma

Current Assets:
Cash and cash equivalents	$175,056	$7,323	$182,379	$(115,318)	(A)	$67,061
Short-term investments	-	256	256	-		256
Accounts receivable, net	52,720	287	53,007	-		53,007
Inventories	32,228	731	32,959	-		32,959
Deferred income tax assets - current	6,151	-	6,151	-		6,151
Prepaid expenses and other current assets	5,420	6	5,426	-		5,426
Total current assets	271,575	8,603	280,178	(115,318)		164,860
Property and equipment, net	36,426	1,717	38,143	(54)	(B)	38,089
Goodwill	36,758	-	36,758	60,737	(C)	97,495
Intangible assets, net	7,497	147	7,644	54,103	(D)	61,747
Deferred income tax assets	6,996	-	6,996	19,446	(E)	26,442
Other assets	5,698	84	5,782	-		5,782
Total assets	$364,950	$10,551	$375,501	$18,914		$394,415

Current Liabilities:
Accounts payable	$7,546	$127	$7,673	$-		$7,673
Accrued expenses and other current liabilities	15,715	619	16,334	6,558	(F)	22,892
Income taxes payable	6,612	-	6,612	-		6,612
Deferred revenue, current portion	11,146	-	11,146	-		11,146
Total current liabilities	41,019	746	41,765	6,558		48,323
Deferred revenue	13,010	-	13,010	-		13,010
Deferred income tax liabilities	1,031	-	1,031	22,161	(E)	23,192
Other long-term liabilities	2,194	-	2,194	-		2,194
Total liabilities	57,254	746	58,000	28,719		86,719

Stockholders’ Equity (Deficit):
Common stock	7,014	345	7,359	(345)	(G)	7,014
Preferred stock	-	57,407	57,407	(57,407)	(G)	-
Additional paid-in capital	37,325	7,995	45,320	(7,995)	(G)	37,325
Retained earnings	251,059	(55,902)	195,157	55,902	(G)	251,059
Accumulated other comprehensive income	12,298	(40)	12,258	40	(G)	12,298
Total stockholders’ equity	307,696	9,805	317,501	(9,805)		307,696
Total liabilities and stockholders’ equity	$364,950	$10,551	$375,501	$18,914		$394,415

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Immucor, Inc.

Unaudited Pro Forma Combined Condensed Consolidated

Statements of Income - For the Year Ended May 31, 2008

(in thousands, except per share data)	5/31/08	6/30/08
	Immucor	BioArray		Pro-Forma		Immucor
	Historical	Historical	Combined	Adjustments		Pro Forma

Revenue	$261,199	$1,905	$263,104	$-		$263,104

Cost of Sales	75,710	1,423	77,133	-		77,133

Gross Profit	185,489	482	185,971	-		185,971

Operating expenses
Research and development	6,454	3,961	10,415	-		10,415
Selling and marketing	32,970	2,785	35,755	-		35,755
Distribution	11,394	-	11,394	-		11,394
General and administrative	25,925	7,029	32,954	-		32,954
Restructuring expenses	646	-	646	-		646
Amortization expense and other	357	45	402	3,379	(D)	3,781
Total operating expenses	77,746	13,820	91,566	3,379		94,945

Operating income	107,743	(13,338)	94,405	(3,379)		91,026

Interest income	4,263	197	4,460	(3,035)	(H)	1,425
Interest expense	(371)	-	(371)	-		(371)
Other, net	33	219	252	-		252
Total non-operating income	3,925	416	4,341	(3,035)		1,306

Income before income taxes	111,668	(12,922)	98,746	(6,414)		92,332

Income tax (benefit) expense	40,214	(468)	39,746	(6,191)	(I)	33,555

Net income	71,454	(12,454)	59,000	(223)		58,777

Income per common share - basic	$1.02					$0.84

Weighted average shares used in computing basic income per common share	69,867			-		69,867

Income per common share - diluted	$1.00					$0.83

Weighted average shares used in computing diluted income per common share	71,109			-		71,109

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.     BASIS OF PRO FORMA PRESENTATION

On March 11, 2008, the Company signed an Agreement and Plan of Merger (the “Merger Agreement”) with BioArray, a privately held company based in Warren, NJ. The Company completed the acquisition of BioArray on August 4, 2008. Pursuant to the Merger Agreement, the Company acquired 100% of the outstanding common stock of BioArray for an aggregate purchase price of $115.3 million, including approximately $2.5 million of acquisition-related transaction costs.  The purchase consideration was paid in cash.

The acquisition has been accounted for as a purchase business combination. Assets acquired and liabilities assumed were recorded at their fair values as of August 4, 2008.  Acquisition-related transaction costs include investment banking, legal and accounting fees, and other external costs directly related to the acquisition.

Preliminary Purchase Price Allocation

Under purchase accounting, the total purchase price was allocated to BioArray’s net tangible and identifiable intangible assets based on their estimated fair values as of August 4, 2008, as set forth below. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a valuation. The Company’s estimates and assumptions underlying the valuation are subject to change. The primary areas of the purchase price allocation that are not yet finalized relate to certain legal and contingent liabilities and deferred income tax matters and residual goodwill.

The following table details the purchase price allocation as of August 31, 2008 (in thousands):

Current assets	$8,574
Plant and equipment	1,652
Goodwill	60,737
Developed product technology	51,000
Deferred tax asset	19,446
Trademarks	1,600
Non-compete agreements	1,650
Total assets acquired	144,659
Deferred tax liability	(22,161)
Liabilities assumed	(7,180)
Net assets acquired	$115,318

Pre-Acquisition Contingencies

The Company has identified certain pre-acquisition contingencies, but the fair values for such contingencies are not yet determinable. If, during the purchase price allocation period, the Company is able to determine the fair value of a pre-acquisition contingency, the Company will include that amount in the purchase price allocation. If, as of the end of the purchase price allocation period, the fair value of a pre-acquisition contingency is not determinable, the Company will evaluate whether to include an amount in the purchase price allocation based on whether it is probable that a liability had been incurred and whether an amount can be reasonably estimated. After the end of the purchase price allocation period, any adjustment that results from a pre-acquisition contingency will be included in the Company’s operating results in the period in which the adjustment is determined. The purchase price allocation period ends when the Company has all of the information that it has arranged to obtain and that is known to be obtainable, but usually does not exceed one year from the date of acquisition.

2.     PRO FORMA ADJUSTMENTS

The following is a summary of pro forma adjustments in the unaudited combined condensed financial statements based on preliminary estimates, which may change as additional information is obtained. Pro forma adjustments do not include the impact of contingencies that will not be known until they are resolved.

A.    To record the cash purchase price and transaction costs of $115.3 million paid for the acquisition.

B.    To adjust BioArray’s fixed assets to fair value.

C.    To record the preliminary excess acquisition cost over the fair values of net assets acquired.

D.    To record purchase price allocation of identifiable intangible assets.  The unaudited pro forma combined condensed consolidated statement of income reflects an increase in amortization expense of $3.4 million for the year ended May 31, 2008, reflecting the increase in fair values of intangible assets.

The fair values and useful lives of identifiable intangible assets acquired are detailed below (in thousands):

			Annual
Intangible Asset	Fair Value	Useful Life	Amortization

Developed product technology	$51,000	17 yrs.	$3,000
Trademarks	1,600	17 yrs.	94
Non-compete agreements	1,650	5 yrs.	330
	$54,250		$3,424

Elimination of previously recorded amortization			(45)
Impact on income statement			$3,379

E.     To record the income tax effects of the acquisition of BioArray.

F.     To record the preliminary fair value of certain accrued liabilities related to the acquisition of BioArray.

G.    To reverse BioArray’s historical equity balances, as adjusted for other pro forma adjustments.

H.    To record the reduction in interest income due to the cash outlay for the acquisition of BioArray, assuming an average annual tax-exempt effective interest rate of 2.8%.

I.      To adjust income tax expense (benefit) to reflect income tax expense of the combined company based on the pro forma pre-tax income and the estimated effective tax rate of the combined company. The resulting pro forma income tax expense (benefit) is not intended to represent or be indicative of the actual tax expense (benefit) that would have been reported had the merger been completed as of June 1, 2007.

3.     ALIGNMENT OF HISTORICAL RESULTS OF BIOARRAY WITH IMMUCOR’S FISCAL YEAR

Immucor has a fiscal year end of May 31 and BioArray has a fiscal year that ends on December 31. Consequently, BioArray’s historical results have been adjusted to align with Immucor’s May 31 fiscal year. Actual results reported by BioArray for the twelve months ended June 30, 2008 were used to compute the pro forma amounts for the year ended May 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immucor, Inc.

DATE: October 20, 2008	By:	/s/ Richard A. Flynt
Richard A. Flynt
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Amper, Politziner & Mattia, LLP